Exhibit 99.1

CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

      In connection with the filing of the Annual Report on Form 10-K for the year ended December 31, 2002 (the “Report”) by Xybernaut Corporation, a Delaware corporation (the “Registrant”), each of the undersigned, to his knowledge, hereby certifies that:

      1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

      2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

XYBERNAUT CORPORATION

By:	/s/ EDWARD G. NEWMAN

Edward G. Newman
President, Chief Executive Officer and
Chairman of the Board of Directors

By:	/s/ THOMAS D. DAVIS

By: Thomas D. Davis
Senior Vice President and Chief Financial Officer

     A signed original of this written statement required by Section 906 has been provided to Xybernaut Corporation and will be retained by Xybernaut Corporation and furnished to the Securities and Exchange Commission or its staff upon request.